EXHIBIT 2.2

GUARANTEE

October 23, 2014

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Alumax Inc., a Delaware corporation (herein with its successors and assigns, called "Seller") to enter into that certain Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), with Berkeley Aluminum, Inc., a Delaware corporation ("Buyer"), the undersigned hereby absolutely and unconditionally guaranties to Seller the full and prompt payment and performance, when due, of all amounts and obligations of Buyer under the Purchase Agreement (collectively, the "Obligation").
The undersigned represents and warrants to Seller that (a) the undersigned is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has full power and authority to make and deliver this Guarantee; (b) the execution, delivery and performance of this Guarantee by the undersigned have been duly authorized by all necessary corporate action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or bylaws or any agreement presently binding on it; and (c) this Guarantee has been duly executed and delivered by the authorized officer of the undersigned and constitutes its lawful, binding and legally enforceable obligation, except as enforceability of this Guarantee may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and principles of equity generally.
No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of the Obligation, shall in any way exonerate the undersigned hereunder or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing guarantee of payment and performance and shall continue to be in force and be binding upon the undersigned until such time as the Obligation is paid or satisfied in full or otherwise ceases to exist as a result of the passage of time. The dissolution or adjudication or bankruptcy of the undersigned or Buyer shall not revoke this Guarantee.
The undersigned represents and warrants to Seller that the undersigned has a direct and substantial economic interest in Buyer and will derive substantial benefits therefrom and that this Guarantee is given for a corporate purpose.
The undersigned hereby postpones until after the Obligation is paid or satisfied in full all rights that the undersigned may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from Buyer or from any property of Buyer any sums paid under this Guarantee. The undersigned will not exercise or enforce any right of contribution to recover any such sums from any Person who is or may become a co-obligor with Buyer or a guarantor or surety of the Obligation or from any property of any such Person until the Obligation shall have been fully paid or satisfied or otherwise ceases to exist as a result of the passage of time. "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, joint venture, trust, union, association, Governmental Authority or other entity. “Governmental Authority” means any federal, state, municipal, local, foreign, or supranational government or governmental department, private or public arbitral tribunal, court, commission, panel, board, bureau, agency, taxing authority, instrumentality, or other entity or authority, however organized or denominated.

The undersigned reserves to itself, and Seller agrees that the undersigned has, all rights, setoffs, counterclaims, discharges, and other defenses to which Buyer is or may be entitled arising from or out of the Purchase Agreement, except for defenses arising out of the bankruptcy, insolvency, reorganization, dissolution, liquidation of, or similar event with respect to, Buyer. The undersigned waives any and all other defenses, claims, setoffs and discharges of Buyer, or any other obligor, pertaining to the Obligation, except the defense of discharge by payment or performance in full and the defense of the statute of limitations. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against Seller any defense of waiver, release, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality, unenforceability or any other defense of a surety or guarantor which may be available to the undersigned, Buyer or any other Person liable in respect of the Obligation, or any setoff available against Seller to Buyer or any other such Person, whether or not on account of a related transaction. The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Buyer or any of its assets.
The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Obligation. Seller shall not be required first to resort for payment or performance of the Obligation to Buyer or any other Person, or their properties, or first to enforce, realize upon or exhaust any rights or remedies against Buyer before enforcing this Guarantee.
Seller, without compromising, impairing, modifying, diminishing or in any way releasing or discharging the undersigned from its obligations hereunder and without notifying or obtaining the prior approval of the undersigned, and at any time or from time to time, may (i) waive or excuse a default or defaults by Buyer or delay in the exercise by Seller of any of Seller’s rights and remedies with respect to such default or defaults, (ii) grant extensions of time for the payment or performance by Buyer, and (iii) engage in any other act or permit any other circumstance or condition which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
To the extent that Seller is the prevailing party in any litigation for the purpose of collecting or enforcing this Guarantee, the undersigned shall pay or reimburse Seller for all costs, expenses and reasonable attorneys' fees paid or incurred by Seller in connection with such litigation.
If any payment applied by Seller to the Obligation is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Buyer or any other obligor), the Obligation to which such payment was applied shall for the purpose of this Guarantee be deemed to have continued in existence, notwithstanding such application, and this Guarantee shall be enforceable as to such Obligation as fully as if such application had never been made.
This Guarantee shall be (i) effective upon delivery to Seller, without further act, condition or acceptance by Seller, (ii) governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York without presumption or construction against the Person preparing it, (iii) binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of Seller and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guarantee shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guarantee are declared to be severable. This Guarantee may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and Seller. The undersigned waives notice of Seller's acceptance hereof. The undersigned irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guarantee may be brought in a court of the State of New York or in the Courts of the United States located in such State, (b) consents to the jurisdiction of each such court in any suit, action or proceeding, (c) agrees that such federal and state courts in New York shall not have exclusive jurisdiction over any such suit, action or proceedings, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

This Guarantee is unsecured.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the undersigned the day and year first above written.

CENTURY ALUMINUM COMPANY

By:	/s/ Jesse E. Gary
	Name:	Jesse E. Gary
	Title:	Executive Vice President